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                                                                    EXHIBIT 10.2


                                    EGL, INC.
                      2003 NONEMPLOYEE DIRECTOR STOCK PLAN


         1. OBJECTIVES. This EGL, Inc. 2003 Nonemployee Director Stock Plan (formerly the Eagle USA Air Freight, Inc. 1995 Nonemployee Director Stock Option
Plan) (this "Plan") is intended as an incentive to retain and attract persons of training, experience and ability to serve as independent directors on the Board of Directors of EGL, Inc. (the "Company"), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

         2. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

                  "AWARD" means any Option or Restricted Share Award, whether granted singly, in combination or in tandem, granted to a Nonemployee Director pursuant to any applicable terms, conditions and limitations as the Board may establish in order to fulfill the objectives of this Plan.

                  "BOARD" means the Board of Directors of the Company.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

                  "COMMON SHARES" means the Common Shares, par value $.001 per share, of the Company.

                  "DIRECTOR" means any individual serving as a member of the Board.

                  "EFFECTIVE DATE" means the date of the Prospectus first used to confirm sales in the IPO.

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended from time to time.

                  "FAIR MARKET VALUE" means, as of a particular date, (a) if the Common Shares are listed on a national securities exchange, the final closing sales price per Common Share on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the Common Shares are not so listed but are quoted on the Nasdaq National Market, the final closing sales price per Common Share on the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Shares are not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc. or (d) if none of the above is applicable, such amount as may be determined by the Board, in good faith, to be the fair market value per Common Share.

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                  "HOLDER" means a Nonemployee Director to whom a Restricted
Share Award has been granted under this Plan.

                  "IPO" means the initial public offering of Common Shares by the Company.

                  "NONEMPLOYEE DIRECTOR" means any Director who is not an employee of the Company or any Subsidiary and has not been an employee since the date of the most recent annual general meeting of shareholders of the Company.

                  "OPTION" means a right to purchase a particular number of Common Shares at a particular purchase price, subject to certain terms and conditions as provided in this Plan and Option Agreement. An Option shall be in the form of a nonqualified stock option within the meaning of Code Section 83.

                  "OPTION AGREEMENT" means a written agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option.

                  "OPTIONEE" means a Nonemployee Director to whom an Option has been granted under this Plan.

                  "RESTRICTED SHARE AWARD" means an award payable in Restricted Shares.

                  "RESTRICTED SHARE AWARD AGREEMENT" means a written agreement between the Company and a Holder that sets forth the terms, conditions and limitations applicable to a Restricted Share Award.

                  "RESTRICTED SHARES" means Common Shares that are restricted or subject to forfeiture provisions.

                  "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

                  "SUBSIDIARY" means any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity which have the right to vote generally on matters submitted to a vote of the shareholders of equity interests in such entity.

         3. COMMON SHARES RESERVED FOR THE PLAN. Subject to adjustment as provided in Paragraph 11 hereof, a total of 400,000 Common Shares shall be reserved for issuance upon the exercise of Options or payment of Restricted Share Awards granted pursuant to this Plan. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which Common Shares are listed or quoted in order to make Common Shares available for issuance pursuant to this Plan. Common Shares subject to Awards that are forfeited or terminated or expire

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unexercised in such a manner that all or some of the shares subject thereto are not issued to an Optionee or a Holder shall immediately become available for the granting of Awards.

         4. DESIGNATION OF OPTIONEES; AUTOMATIC GRANT OF OPTIONS. Each Nonemployee Director shall be granted Options as described hereunder. Each individual who becomes a Nonemployee Director shall automatically be granted Options to purchase 10,000 Common Shares on the date such person first becomes a Nonemployee Director. Furthermore, each person serving as a Nonemployee Director on the day after the date of the annual general meeting of shareholders of the Company shall automatically be granted Options to purchase an additional 2,500 Common Shares on such date. Notwithstanding the foregoing, this Plan shall terminate and no further Options shall be granted if the number of shares subject to future grant under this Plan is not sufficient to make all automatic grants required to be made pursuant to this Plan on such date of grant.

         5. OPTION AGREEMENT. Each Option granted hereunder shall be described in an Option Agreement, which shall be subject to the terms and conditions set forth above and shall be signed by the Optionee and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company. Such an Option Agreement shall be in the form attached as Exhibit A hereto.

         6. OPTION PRICE. The purchase price of each Common Share that is subject to an Option granted pursuant to this Plan shall be 100% of the Fair Market Value of such Common Share on the date the Option is granted; provided, however, that the purchase price for each Common Share subject to the Option granted as of the Effective Date shall be the price to the public of Common Shares offered by the Company in the IPO.

         7. OPTION PERIOD. Each Option granted pursuant to this Plan shall terminate and be of no force and effect with respect to any Common Shares not purchased by the Optionee upon the earliest to occur of the following: (a) the expiration of ten years following the date upon which the Option is granted; or
(b) the expiration of one year following the date upon which the Optionee ceases to be a Director.

         8.       EXERCISE OF OPTIONS.

                  (a) Each Option granted pursuant to this Plan shall be exercisable in full on the day before each annual general meeting of shareholders of the Company following the date of grant.

                  (b) An Option may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

                  (c) In the event that an Optionee ceases to be a Director, an Option granted to such Optionee may be exercised only to the extent such Option was exercisable at the time he ceased to serve in such capacity.

                  (d) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable (i) in cash or (ii) by means of tendering theretofore owned Common Shares which have been held by the Optionee for

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more than six months, valued at Fair Market Value on the date of exercise, or
(iii) any combination thereof. No Optionee shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares subject to any Option unless and until certificates evidencing such shares shall have been issued by the Company to such Optionee.

         9. DESIGNATION OF HOLDERS. A Nonemployee Director may be granted a Restricted Share Award in the sole discretion of the Board. All or part of any Restricted Share Award may be subject to conditions established by the Board and set forth in the Restricted Share Award Agreement, which conditions may include, but are not limited to, continuous service as a Director. Such Restricted Share Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing Restricted Shares issued in connection with a Restricted Share Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto. The terms, conditions and limitations applicable to any Restricted Share Award pursuant to this Plan shall be determined by the Board.

         10. ASSIGNABILITY. No Option shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of an Option in violation of this Paragraph 10 shall be null and void.

         11. ADJUSTMENTS; CHANGE IN CONTROL.

                  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the Common Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding Common Shares or declaration of a dividend payable in Common Shares or other stock split, then (i) the number of Common Shares reserved under this Plan, (ii) the number of Common Shares covered by outstanding Awards, (iii) the exercise price of outstanding Options and (iv) the appropriate Fair Market Value and other price determinations for outstanding Awards shall be proportionately adjusted to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Shares or any distribution to holders of Common Shares of securities or property (other than normal cash dividends or dividends payable in Common Shares), the Board shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the Optionees and Holders and preserve, without exceeding, the value of the Awards.

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                  (c) An Option shall become fully exercisable upon a Change in
Control (as hereinafter defined) of the Company. For purposes of this Plan, a "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (i) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (ii) after the Effective Date any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person that is a Director of the Company on the Effective Date or any person controlled by such a Director, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then-outstanding voting securities without prior approval of a least two-thirds of the members of the Board in office immediately prior to such person's attaining such percentage interest; (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new member whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the members then still in office who were members at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

         12. PURCHASE FOR INVESTMENT. Unless the Awards and Common Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, each person receiving an Award under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

         13. TAXES. The Company may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with any Awards granted to any Optionee or Holder hereunder.

         14. AMENDMENTS OR TERMINATION. The Board may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Optionee or Holder under any Award that he has been granted shall be made without his consent, (b) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements, and
(c) this Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exchange Act as then in effect.


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         15. GOVERNMENT REGULATIONS. This Plan, and the granting and exercise of
Awards hereunder, and the obligation of the Company to sell and/or deliver
Common Shares under such Awards, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or national securities exchanges or transaction reporting systems as may be required.

         16. PARACHUTE PAYMENT LIMITATION. Notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Nonemployee Director, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Nonemployee Director's base amount less one dollar and, to the extent necessary, the exercisability of an unmatured Option or the vesting of an unmatured Restricted Share Award shall be reduced in order that this limitation not be exceeded. For purposes of this Section 16, the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under
Section 280G of the Code. It is the intention of this Section 16 to avoid excise taxes on the Nonemployee Director under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

         16. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of Texas.

         17. EFFECTIVE DATE OF PLAN. This Plan was originally effective as of the Effective Date and thereafter amended in February 2000. This amendment and restatement of the Plan was adopted by the Board subject to approval by the holders of a majority of Common Shares at the annual shareholders' meeting held on May 12, 2003, and if so approved this amendment and restatement shall become effective as of the date of that meeting. If the shareholders of the Company should fail so to approve this amendment and restatement of the Plan, the Plan shall continue in the form in effect immediately prior to the effective date of this amendment and restatement of the Plan.

         18. MISCELLANEOUS. The granting of any Award shall not impose upon the Company, the Board or any other directors of the Company any obligation to nominate any Optionee or Holder for election as a director and the right of the shareholders of the Company to remove any person as a director of the Company shall not be diminished or affected by reason of the fact that an Award has been granted to such person.

         19. ADMINISTRATION OF PLAN; DELEGATION OF BOARD AUTHORITY. This Plan shall be administered by the Board. Notwithstanding the foregoing, the Board may delegate to a committee of the Board its authority under this Plan, including, without limitation, its authority to grant Awards and to determine the terms, conditions and limitations applicable to any Award.

                                            EGL, INC.



                                            By /s/ JAMES R. CRANE
                                               ---------------------------------
                                               Name: James R. Crane
                                               Title: Chief Executive Officer

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